UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
 _______________
Date of Report: February 1, 2024
(Date of earliest event reported)
 _______________
TENET HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
14201 Dallas Parkway
Dallas, TX 75254
(Address of principal executive offices, including zip code)
(469) 893-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.05 par value	THC	NYSE
6.875% Senior Notes due 2031	THC31	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On February 1, 2024, Tenet Healthcare Corporation (the “Company”) announced the completion of the previously announced sale of three of its South Carolina hospitals, affiliated physician practices, and other related operations, (the "Divested Assets"). Affiliates of Novant Health purchased the Divested Assets for a base purchase price of $2.400 billion in cash, which is subject to customary purchase price adjustments (the 'Transaction").
Unaudited pro forma financial information relating to the Transaction is filed in Item 9.01 of this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.
The Transaction is estimated to result in a pretax gain of approximately $1.7 billion. In addition, the Company estimates that as a result of the pre-tax book gain, the Company's income tax expense would be favorably impacted in 2024 by approximately $150 million due to a reduction in interest expense limitations. Additional information regarding the Transaction is provided in the Current Report on Form 8-K filed by the Company on November 17, 2023.
The information contained in this Item 7.01 and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.
(b) Pro Forma Financial Information
The Company's unaudited pro forma condensed consolidated balance sheet as of September 30, 2023 and unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2022 and the nine months ended September 30, 2023 (collectively, the "Unaudited Pro Forma Financial Statements") are filed as Exhibit 99.1 hereto and are based on the Company's historical consolidated results of operations and financial position, adjusted to give effect to the Transaction. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2023 has been prepared to present the Company's financial conditions as if the Transaction had occurred on September 30, 2023. The unaudited pro forma condensed statements of operations for the year ended December 31, 2022 and the nine months ended September 30, 2023 have been prepared to present the Company's results of operations as if the Transaction had occurred on January 1, 2022.
The Unaudited Pro Forma Financial Statements and the accompanying notes should be read together with the Company's audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2022, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and its unaudited condensed consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2023, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2023.
Cautionary Statement.
This report contains “forward-looking statements”–that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2022 and other filings with the Securities and Exchange Commission.

Exhibit No.	Description
99.1	Unaudited Pro Forma Financial Statements and accompanying notes
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: February 1, 2024	By:	/s/ R. SCOTT RAMSEY
R. Scott Ramsey
Senior Vice President, Controller